EXHIBIT 10.25

STOCK OPTION AGREEMENT FOR EMPLOYEES

CONAGRA FOODS 2006 STOCK PLAN

This Stock Option Agreement, hereinafter referred to as the “Option” or the “Agreement” is made on the         day of               , 200  , between ConAgra Foods, Inc., a Delaware Corporation (the “Company”) and the Optionee.

1.             Grant of Option.  The Company hereby grants an Option on shares of the Company’s common stock (“Common Stock”) to the Optionee under the ConAgra Foods 2006 Stock Plan (the “Plan”), as follows:

Optionee:

Employee ID:

Number of Shares:

Exercise Price Per Share:         $

Date of Grant:

Type of Option:  Non-statutory

The options will vest and become exercisable as follows:

# Shares	% Vested	Vest Date	Expiration Date

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed effective as of the date first written above.  The Company and the Optionee acknowledge that this Agreement includes five pages including the first page.  The Optionee acknowledges reading and agreeing to all five pages and that in the event of any conflict between the terms of this Agreement and the terms of the Plan, the Plan shall control.  Capitalized terms used herein without definition have the meaning set forth in the Plan.

CONAGRA FOODS, INC.		OPTIONEE

By
	Date		Date

2.             Exercise of Option.  (a) This Option shall be vested and exercisable in installments as set forth in the schedule on the first page of this Agreement.  Each vested portion of this Option shall be exercisable from the applicable Vest Date and ending on the applicable Expiration Date, all in accordance with the terms of this Agreement and Plan.  If the Optionee shall die while employed by the Company, or a subsidiary thereof, or if the Optionee terminates employment with the Company, or a subsidiary thereof, upon Normal Retirement, this Option shall become 100% vested and exercisable.

(b)           Right to Exercise.  This Option shall be exercisable until and through the Expiration Date of the Option, by the Optionee (provided that in no event shall any provision of this Section 2(b) extend the term of the option beyond the Expiration Date set forth on the first page):

(i)            while the Optionee is in Continuous Employment with the Company;

(ii)           for a period ending 90 days after the Optionee’s Continuous Employment terminates for any reason other than Early Retirement, Normal Retirement or death.  The Option may be exercised as to the portion of the Option that is vested at the time termination of employment occurs;

(iii)          for a period ending three (3) years after the Optionee’s  Early Retirement from Continuous Employment with the Company; however, the Company, at the sole and absolute discretion of the Committee, may shorten or eliminate such period.  The Option may be exercised as to the portion of the Option that is vested at the time Early Retirement occurs;

(iv)          for a period ending three (3) years after the Optionee’s Normal Retirement from Continuous Employment with the Company; and

(v)           for a period of three (3) years after date of death (by the estate of the Optionee) if the Optionee should die while in the Continuous Employment of the Company.

(c)           Method of Exercise.  This Option shall be exercisable by a notice which shall state the election to exercise the Option, identify the portion of the Option being exercised and be accompanied by such additional information and documents as the Company in its discretion may prescribe. The purchase price of any shares with respect to which the Option is being exercised shall be paid by one or any combination of the following: check, wire transfer, certified or cashier’s check, delivery of shares of Common Stock of the Company at fair market value in accordance with Section 6.4 of the Plan, or (subject to the provisions of any insider trading agreement that may be in place between the Optionee and the Company) by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay both the entire exercise price and amounts owed under Section 2(e) of this Agreement.

(d)           Restrictions on Exercise.  As a condition to exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(e)           Payment of Taxes Upon Exercise.  As a condition of the issuance of shares of Common Stock upon exercise hereunder, the Optionee agrees to remit to the Company at the time of exercise of this Option any taxes required to be withheld by the Company under Federal, state or local law as a result of the exercise.  The Optionee may instruct the Company to make an appropriate reduction of the number of shares to be delivered to the Optionee upon exercise in order to satisfy the minimum statutory withholding amount permissible.

 (f)  Cancellation of Option.  Upon the Optionee’s termination of employment, any unvested portion of the Option shall immediately cancel and any vested portion of the Option not exercised during the exercise period set forth in Paragraph 2(b) shall be cancelled at the end of the exercise period.

3.             Non-Transferability of Option.  This Option may not be assigned, transferred, pledged or hypothecated in any manner (otherwise than by will or the laws of descent or distribution) nor may the Optionee enter into any transaction for the purpose of, or which has the effect of, reducing the market risk of holding the option by using puts, calls or similar financial techniques.  This Option may be exercised during the lifetime of the Optionee only by the Optionee.  The terms of this Option shall be binding upon the beneficiaries, executors, administrators, heirs, successors and assigns (“Successors”) of the Optionee.

4.             Stock Subject to the Option.  The Company will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class are then listed and until the Company has taken such steps as may, in the opinion of counsel for the Company, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state securities laws and regulations, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange.  The Company will use its best efforts to comply with any such requirements.

5.             Rights as Stockholder.  The Optionee or his/her Successors shall have no rights as a stockholder with respect to any shares covered by this Option until the Optionee or his/her Successors shall have become the beneficial owner of such shares, and, except as provided in Section 6 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which the Optionee or his/her Successors shall have become the beneficial owner thereof.

6.             Adjustments Upon Changes in Capitalization; Change in Control.  In the event of any Common Stock dividend or Common Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or similar corporate transaction or event involving the Company, the Committee shall make equitable adjustment in the number of shares subject to this Option and adjustment in the per share Option Price, provided, however, that no fractional share shall be issued upon subsequent exercise of the Option and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. The provisions of Section 12.5 of the Plan related to any “Change of Control” (as defined in the Plan) are applicable to this Agreement.

7.             Notices.  Each notice relating to this Agreement shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to its principal office in Omaha, Nebraska, Attention Corporate Compensation. Each notice to the Optionee or any other person or persons entitled to exercise the Option shall be addressed to the Optionee’s address and may be in written or electronic form. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to the effect.

8.             Benefits of Agreement.  This Agreement shall inure to the benefit of and be binding upon each successor of the Company.  All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s Successors.  This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs and legal representatives or Successors may have in respect to the Plan or this Agreement.

9.             Resolution of Disputes.  Any dispute or disagreement which should arise under or as a result of or in any way related to the interpretation, construction or application of this Agreement will be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive for all purposes.  This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of Delaware.

10.          Amendment. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.

11.           Definitions.

(a)           Continuous Employment with the Company.  Continuous Employment with the Company shall mean the absence of any interruption or termination of employment by the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by the Company.  Continuous Employment shall not be considered interrupted in the case of sick leave, long term disability, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, its parent or subsidiaries or its successor.

(b)           Normal Retirement.  Normal Retirement shall mean terminating employment with the Company or its subsidiaries on or after attaining [applicable age, 65 or 62 to be inserted].

(c)           Early Retirement.  Early Retirement shall mean the Optionee is (a) at least age 55, and (b) has at least ten years of vesting or credited service with the Company.